Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. ___) on Form S-3 and related Prospectus of Document Security Systems, Inc. of our report dated March 15, 2019, relating to the consolidated financial statements of Document Security Systems, Inc., appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

April 5, 2019